CONSULTING AGREEMENT

     This agreement is entered into between Paragon Real Estate and Development, LLC, a Colorado Limited Liability Corporation (hereafter also PRE) and Celebrity Sports Network, Inc., a Colorado Corporation (hereafter also Client), with reference to the following facts.

     Client has expressed a desire to enter into this exclusive agreement with PRE to provide consulting services for Client. PRE is in the business of providing such services and desires to enter into an agreement with Client to provide these services. This agreement is for the purpose of defining the services to be provided and the rights and responsibilities of both parties.

1.   SERVICES PROVIDED BY PRE

          1. PRE agrees to provide consulting services to Client and will make itself available to render advice to Client concerning certain issues such as an outline for business plan development, developing a marketing plan, client development, and business development, and any other such subjects as may be necessary in fulfilling this Agreement.

II.  RESPONSIBILITIES OF CLIENT

          1. Client agrees to prepare or assist in the preparation of the development of the business and marketing plan.

          2. Client agrees to provide PRE with information about the clients business in order to assist PRE in developing the business and marketing plan.

III. CASH COMPENSATION

          For services rendered, as described above, PRE will receive the following cash compensation: $5,000

          If the Client should, for whatever reason, terminate or withdraw from this Agreement, the Client agrees that PRE's fee will be the amount that the Client may have paid or is required to pay under this Agreement as of the date of termination or withdrawal.

IV.  REPRESENTATIONS BY PRE

          PRE represents, warrants, and covenants the following:

          1. PRE is a Limited Liability Corporation duly organized and existing under the laws of the State of Colorado and is in good standing with the jurisdiction of its incorporation.

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          2. PRE will disclose to Client all material facts and circumstances which may affect its ability to perform its undertaking herein.

          3. PRE will cooperate in a prompt and professional manner with Client, its attorneys, accountants and agents in the performance of this Agreement.

V.   REPRESENTATIONS OF CLIENT

          Client represents, warrants and covenants the following:

          1. Client will cooperate fully with PRE in executing the responsibilities required under this Agreement so that PRE may fulfill its responsibilities in a timely manner.

          2. Client will neither circumvent this agreement either directly or indirectly nor will it interfere with, impair, delay or cause PRE to perform work not described in this Agreement.

          3. Client and each of its subsidiaries is a corporation duly organized and existing under the laws of its state of incorporation and is in good standing with the jurisdiction of its incorporation in each state where it is required to be qualified to do business.

VI.  CONFIDENTIALITY

          PRE agrees that all information received from Client shall be treated as confidential information and PRE shall not share such information with any other person or entity, except as are required by PRE to fulfill this Agreement, without the express written consent of Client, unless such disclosure will not cause damages to Client.

          Client agrees not to divulge any named source (i.e. lenders, institutions, investors, personal contacts, Broker Dealers, etc.) which may be introduced to Client by PRE, for a period of one (1) year from the execution of this Agreement. Furthermore, Client agrees not to circumvent, either directly or indirectly, the relationship that PRE has with said sources.

VI.  NOTICES

          Any notices from either party to the other shall be deemed received on the date such notice is personally delivered. Any notice sent by fax transmission shall be deemed received by the other party on the date it has been transmitted. Any notice sent by mail by either party to the other shall be deemed received on the third business day after it has been deposited at a United States Post Office. For purposes of delivering or sending notice to the parties under this Agreement such notices shall be delivered or sent as follows:

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


               Paragon Real Estate and Dev., LLC
               1422 Delgany Street, Suite 12
               Denver, Colorado 80202

               Celebrity Sports Network, Inc.
               1869 West Littleton Boulevard
               Littleton, Colorado 80120

VII. ENTIRE AGREEMENT

          Neither party has made representations to the other which is not specifically set forth in this Agreement. There are no oral or other agreements between the parties which have been entered into prior or contemporaneously with the formation of this Agreement. All oral promises, agreements, representations, statements and warranties herein, after asserted by one party against the other, shall be deemed to have been waived by such party asserting that they were made and this Agreement shall supersede all prior negotiations, statements, representations, warranties and agreements made or entered into between the parties to this Agreement.

VIII. NO ASSIGNMENT

          Neither party may assign any benefit due or delegate performance under this Agreement without the express written consent of the other party.

IX.  CONSTRUCTION

          This Agreement shall be governed by the laws of the State of Colorado. It shall also be construed as if the parties participated equally in its negotiation and drafting. The Agreement shall not be construed against one party over another party.

X.   ATTORNEYS FEES

          In any action concerning the enforcement, breach, or interpretation of this Agreement, the prevailing party shall be entitled to recover its costs of suit and reasonable attorneys fees from the other party, in addition to any other relief granted.

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


XI.  WAIVER

          The waiver of any provision of this Agreement by either party shall not be deemed to be a continuing, waiver or a waiver of any other provision of this Agreement by either party.

XII. SEVERABILITY

          If any provision of this Agreement or any subsequent modifications hereof are found to be unenforceable by a court of competent jurisdiction, the remaining provisions shall continue to remain in full force and effects.

XIII. AUTHORITY TO ENTER INTO AGREEMENT

          The individual signing this Agreement below represent to each other that they have the authority to bind their respective corporations to the terms and conditions of this Agreement. The individuals shall not, however, have personal liability by executing this Agreement and sign this Agreement only in their representative capacities as authorized officers of the Client and PRE respectively.


     IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement on the 6th day of January, 2000.


Celebrity Sports Network, Inc.              Paragon Real Estate and Dev., LLC


/s/ R. David Preston                        /s/ Scott Thornock
--------------------------------            ------------------------------------
Authorized Corporate Officer                Authorized Corporate Officer


R. David Preston, President                 Scott Thornock, Manager
--------------------------------            ------------------------------------
Print Name/Title                            Print Name/Title



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